Exhibit 99




For release:   IMMEDIATELY
Contact:       Charles M. Johnston, Chief Financial Officer
               Commonwealth Bancorp, Inc.
               (610) 313-2189

                  COMMONWEALTH BANCORP, INC.  COMPLETES
                       COMMON STOCK REPURCHASE

Norristown, PA, August 9, 1999 - Commonwealth Bancorp, Inc. (NASDAQ: CMSB) announced today that it has completed its previously announced program to repurchase 1.3 million shares of its outstanding common stock. The repurchased shares will be held as treasury stock and will be available for general corporate purposes and/or issuance pursuant to the Company's stock option plans.

Commonwealth Bancorp, Inc., with consolidated assets of $2.1 billion, is the holding company for Commonwealth Bank, which has 59 branches throughout southeast Pennsylvania. ComNet Mortgage Services, a division of Commonwealth Bank, has offices in Pennsylvania, Maryland, New Jersey, and Virginia. ComNet also operates under the trade name of Homestead Mortgage in Maryland.